Exhibit 99.1

Inphi Corporation Announces Revision to Q2 Outlook

Based on Executive Order issued to US Department of Commerce

SANTA CLARA, Calif., May 22, 2019 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced an update to its Q2 Outlook based on the Company’s understanding of the Executive Order issued to the United States Department of Commerce’s Bureau of Industry and Security (BIS) to add Huawei Technologies Co. Ltd and its affiliates to the Bureau’s Entity List. The company continues to study the order and the pertinent regulations and as the situation evolves or circumstances change, the Company may make further revisions to its estimates.

The following represents the original Q2 business outlook which was published on April 30, 2019 and a revised current Business Outlook shown below based on current business prospects and our view that Revenues in Q2  2019 will be down approximately 5% compared to what they would have been absent the issuance of the Executive Order pertaining to Huawei.

The Company does not currently plan to hold a conference call on this revision, but will instead address questions at the Q2 earnings call to be announced in July.

Original Q2 Business Outlook

The following statements were based on the Company’s expectations for the second quarter of 2019 as of April 30, 2019. These statements were forward-looking at the time they were given and actual results may have differed materially. A reconciliation between the GAAP and non-GAAP outlook was included at the end of the April 30, 2019 press release.

●	Revenue in Q2 2019 is expected of $86.8 million to $90.8 million.
●	GAAP gross margin of approximately 57.9% to 59.4%.
●	Non-GAAP gross margin is expected to be approximately 70.0%.
●	Stock-based compensation expense in the range of $19.0 million to $20.0 million.
●	GAAP net loss is expected to be in a range between $18.0 million to $23.9 million, or ($0.40) to ($0.53) per basic share, based on 45.329 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, to be in the range of $15.8 million to $20.5 million, or $0.34 to $0.44 per weighted average diluted share, based on 47.1 million estimated Non-GAAP weighted average diluted shares outstanding.

Revised Q2 Business Outlook

The following statements are based on the Company’s current expectations for the second quarter of 2019 as of May 21, 2019. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q2 2019 is expected of $82.3 million to $86.3 million.
●	GAAP gross margin of approximately 57.2% to 58.8%.
●	Non-GAAP gross margin is expected to be approximately 70.0% - no change
●	Stock-based compensation expense in the range of $19.0 million to $20.0 million. – no change
●	GAAP net loss is expected to be in a range between $20.8 million to $26.7 million, or ($0.46) to ($0.59) per basic share, based on 45.329 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, to be in the range of $13.0 million to $17.7 million, or $0.28 to $0.38 per weighted average diluted share, based on 47.1 million estimated Non-GAAP weighted average diluted shares outstanding.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2019, including with respect to the second quarter of 2019, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding the impact of the Executive Order adding Huawei to the Entity List, United States Export Regulations and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, including export regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - REVISED SECOND QUARTER 2019 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending June 30, 2019
	High	Low
Estimated GAAP net loss	$(20,800)	$(26,700)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	19,000	20,000
Amortization of intangibles	12,300	12,300
Amortization of convertible debt interest cost	6,800	6,800
Tax effect of GAAP to non-GAAP adjustments	400	600
Estimated non-GAAP net income	$17,700	$13,000

Shares used in computing estimated non-GAAP diluted earnings per share	47,100,000	47,100,000

Estimated non-GAAP diluted earnings per share	$0.38	$0.28

Revenue	$86,300	$82,300

GAAP gross margin	$50,740	$47,076
as a % of revenue	58.8%	57.2%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	800	800
Fixed assets depreciation step up	(20)	(20)
Amortization of intangibles	9,740	9,740
Estimated non-GAAP gross margin	$61,260	$57,596
as a % of revenue	71.0%	70.0%